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                                                                   EXHIBIT 23(f)

                       Consent of Independent Accountants

We hereby consent to the use in the Registration Statement on Form S-4 of Southern Michigan Bancorp, Inc. of our report dated January 22, 1999 relating to the consolidated financial statements of Sturgis Bank & Trust Company and subsidiaries as of and for each of the two years in the period ended December 31, 1998, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                 /s/ PricewaterhouseCoopers LLP

South Bend, Indiana
June 27, 2000